                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
    Check the appropriate box:
     / /  Preliminary Proxy Statement
     / / Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     / /  Definitive Proxy Statement
     / /  Definitive Additional Materials
     /X/  Soliciting Material Under Section 240.14a-12


                            DAIN RAUSCHER CORPORATION
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:
     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                                                                    Page 1 of 1
RBC ACQUISITION INFORMATION

RECENT QUESTIONS & ANSWERS

(10/30/00) Click on a question below to see the answer. For additional questions see the Questions & Answers to the right. To submit a question send an e-mail to the ACQUISITION QUESTIONS e-mail box.

- WHERE CAN I GET A COPY OF THE MERGER ANNOUNCEMENT CLIENTS RECEIVED WITH THEIR STATEMENTS?

- MANY OF MY CLIENTS ARE VERY CONCERNED ABOUT HAVING THEIR DOLLARS UNDER THE "CONTROL" OF A FOREIGN COUNTRY. HOW SHOULD I RESPOND?

- WILL THE DAIN RAUSCHER WEB SITE OR E-MAIL ADDRESS CHANGE?

- FOR DAIN RAUSCHER CLIENTS WHO ALSO ARE CUSTOMERS BOTH OF RBC AND DOMINION SECURITIES, WOULD SOMEONE AT RBC (OR DOMINION) BE ABLE TO LOOK AT THEIR DAIN RAUSCHER ACCOUNTS, AND VICE VERSA?

- GOING FORWARD, WHAT KIND OF PROFIT-SHARING CONTRIBUTIONS TO THE 401(K) PLAN CAN BE ANTICIPATED?

- WILL EMPLOYEES BE ABLE TO MAKE EMPLOYER-MATCHED CONTRIBUTIONS TO CHARITIES OR NON-PROFIT ORGANIZATIONS AFTER THE ACQUISITION IS FINALIZED?

RELATED HEADLINE ARTICLES

The following articles were published on the InfoNET home page. To review articles from the news media go to InfoNET's NEWS ALERT page.

10/31/00 DAIN RAUSCHER TO KEEP CURRENT NAME UNTIL RBC COMPLETES GLOBAL BRANDING STRATEGY

10/23/00  RETIREMENT PLAN TOPS LIST OF EMPLOYEES' ACQUISITION ISSUES

10/06/00  MARKETING THE RBC ACQUISITION

10/02/00  NEW RBC ACQUISITION INFORMATION SECTION ON INFONET

09/28/00  UPDATES ON DAIN RAUSCHER ACQUISITION

09/28/00  REMINDER: MEDIA CALLS TO BE CHANNELED THROUGH CORPORATE
          COMMUNICATIONS

09/28/00  DAIN RAUSCHER AGREES TO BE ACQUIRED BY ROYAL BANK OF CANADA

Dain Rauscher has filed a proxy statement and other relevant documents concerning the acquisition with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Web site, www.sec.gov. In addition, documents filed with the SEC by Dain Rauscher will be available free of charge from Jennifer Driscoll, director of investor relations.

Dain Rauscher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dain Rauscher in favor of the acquisition. The directors and executive officers of Dain Rauscher include the following: J.C. Appel, J.E. Attwell, S.S. Boren, D. Collins, F.G. Fitz-Gerald, P.M. Grant, W.F. Mondale, D.J. Parrin, P.H. Phillippe, C.A. Rundell, Jr., R.L. Ryan, A. R. Schulze, Jr., C.J. Smith , R.A. Tschetter, I. Weiser and K.J. Wessels. Collectively, as of March 2, 2000, the directors and executive officers of Dain Rauscher beneficially owned approximately 8.9% of the outstanding shares of Dain Rauscher common stock. Stockholders of Dain Rauscher may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

REMINDER: MEDIA CALLS TO BE CHANNELED THROUGH CORPORATE COMMUNICATIONS (09/28/00) This is a reminder to all employees that any media requests for information and interviews regarding the acquisition of Dain Rauscher by Royal Bank of Canada are to be channeled through Corporate Communications.

Reporters and editors requesting information can be directed to Dan Callahan at
(612) 313-1234. Calls will be returned as quickly as possible.

For more information about handling media requests, please refer to the company's MEDIA POLICY on InfoNET.

DAIN RAUSCHER AGREES TO BE ACQUIRED BY ROYAL BANK OF CANADA

(09/28/00) Today it was announced that Dain Rauscher has agreed to be acquired by the ROYAL BANK OF CANADA (RBC) and become Royal Bank's wealth management and global capital markets growth platform in the United States.

Under terms of the agreement, Dain Rauscher shareholders will receive US$95 per share in cash, which represents a premium of 19 percent over DRC's closing price of US$79 7/8 on September 27 and multiples of 13.2 times earnings and 3.0 times book, fully diluted. The transaction is valued at US$1.456 billion (net of the tax benefit to RBC from the exercise of vested employee options.) In addition, RBC has established a retention pool of US$200 million to retain key DRC employees. The acquisition, which is subject to shareholder approval and regulatory approval in both Canada and the U.S, is expected to close by the end of the year. Refer to the PRESS RELEASE for more details on the transaction.

"Basically, this partnership will help fuel the growth of our U.S. strategy and global capital markets strategy," said Irv Weiser, Dain Rauscher chairman and CEO. "While I've been a long-time and highly vocal proponent of remaining independent, RBC is a partner with significant skills, common values and a strong balance sheet. When Royal Bank approached us with this unique partnership opportunity, we concluded that it would be in the best interests of our shareholders, employees, clients and communities to pursue it."

As a new affiliate of the Royal Bank Financial Group, Dain Rauscher Incorporated will be renamed RBC Dain Rauscher Wessels. "We decided to take this opportunity to capitalize on the strong branding of the Wessels name for all of our firm's business lines, which will help us strengthen our identity in the future," said Irv. The name change will go into effect upon closing.

RATIONALE BEHIND THE ACQUISITION

With the wave of industry consolidation that has occurred in the past few years, Dain Rauscher has been subject to rumors about possible acquisitions for some time. Industry commentators have observed that the success of acquisitions in the securities industry is closely related to the degree of autonomy given to the acquired firm.

In addition to paying a fair price to shareholders - more than 25 percent of whom are employees - this strategic partnership with RBC allows us to retain our autonomy in running our firm, while providing capital and resources to help us grow our business in an increasingly competitive industry.

     - With this transaction, Dain Rauscher gets the best of both worlds - our organization remains largely intact, and we continue to pursue our growth strategies as a separately managed firm with a partner that has significantly more resources to invest in technology and other areas of the business. RBC's strength as a global financial institution offers Dain Rauscher more stability and capital for growth. In addition, Royal Bank is prepared to make significant further investments into a US growth strategy, which will be managed by RBC Dain Rauscher Wessels.

     - Royal Bank is a good partner for us because they fully understand what it takes to succeed in the brokerage and investment banking business. They already own Canada's largest full-service broker-dealer, RBC Dominion Securities, which they acquired 13 years ago. In fact, 22 percent of Royal Bank's earnings are derived from brokerage-related businesses - something few other banks can say. RBC Dominion Securities is still separately named and managed and is just one example of their track record of acquiring firms that fit their business strategy and continuing to operate those firms autonomously.

     - Employees, as shareholders, receive a purchase price that is a 19-percent premium over the stock's September 27th close. In addition, all employees are immediately vested in the company's 401(k) plan, including the company's match and profit-sharing contributions. All account balances in the deferred compensation plans (WAP, MDSP, Excess) will also fully vest. Stock options granted prior to 2000 also automatically vest and will be paid out upon change in control, as will deferred plan balances.

     - Finally, this acquisition represents an excellent fit both strategically and culturally. Both Dain Rauscher and RBC share a passion for client service, as well as a strong commitment to employees and to providing leadership in our communities and superior value for our shareholders.

THE NEW ORGANIZATION

Effective upon the closing date, Irv Weiser will become chairman and CEO of the new organization, which will be a subsidiary within Royal Bank Financial Group. He also will serve on Royal Bank's 11-member Group Management Committee (GMC). Refer to the attached ORGANIZATIONAL CHART for a view of RBC's management team.

Peter Grant will be president and chief operating officer of the equity capital markets arm of RBC Dain Rauscher Wessels, charged with helping to grow RBC's global investment banking business in the United States and Europe. In pursuing this strategy, Peter will work closely with Royal Bank's corporate and investment banking business and will have a reporting relationship to Gordon Nixon, CEO of RBC Dominion Securities.

All current Private Client Group, Fixed Income and staff functions will report in through Irv Weiser. In addition, RBC Dain Rauscher Wessels will provide all services, as well as legal and regulatory oversight to the new equity capital markets division.

"Since there is very little overlap between our business territories and because of their philosophy of autonomous business units, almost no Dain Rauscher jobs will be eliminated in the combination," said Irv. "We will continue to have our own staff and operations functions, as well as our own Foundation and charitable giving programs. We plan to continue giving back to our communities at the same level we've been doing for almost a quarter century now - 5-percent of pretax profits."

EMPLOYEE MEETING AT 3:30 P.M. CDT

At 3:30 p.m. CDT today, there will be an all-employee meeting and conference call where management will share more details about the acquisition and answer your questions. Twin Cities' employees are invited to attend the meeting in person in the Lutheran Brotherhood auditorium at 625 S. 4th Avenue in downtown Minneapolis. Other employees may dial into the call at 1-877-225-8120. If possible, please dial into the call as groups, as the number of phone lines into the call is limited. Employees listening in via conference call may e-mail their questions in advance to the CONFERENCE CALL QUESTIONS e-mail box.

Please note, by the end of the week, we plan to have client letters available for you to use. All written communication about the transaction must be filed with the SEC. Therefore you must only use firm-approved materials.

For additional information about the acquisition, refer to the list of QUESTIONS AND ANSWERS, FACTS ABOUT RBC and RBC's background sheet. RBC's investor presentation will be posted on InfoNET later this morning after a call is held with investors.

Dain Rauscher will be filing a proxy statement and other relevant documents concerning the acquisition with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Dain Rauscher will be available free of charge from Jennifer Driscoll, director of investor relations.

Dain Rauscher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dain Rauscher in favor of the acquisition. The directors and executive officers of Dain Rauscher include the following: J.C. Appel, J.E. Attwell, S.S. Boren, D. Collins, F.G. Fitz-Gerald, P.M. Grant, W.F. Mondale, D.J. Parrin, P.H. Phillippe, C.A. Rundell, Jr., R.L. Ryan, A. R. Schulze, Jr., C.J. Smith , R.A. Tschetter, I. Weiser and K.J. Wessels. Collectively, as of March 2, 2000, the directors and executive officers of Dain Rauscher beneficially owned approximately 8.9% of the outstanding shares of Dain Rauscher common stock. Stockholders of Dain Rauscher may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

UPDATES ON DAIN RAUSCHER ACQUISITION
(09/28/00) Additional details on the acquisition of Dain Rauscher by Royal Bank of Canada are now available on InfoNET. Here's a rundown about what's available and events taking place later today:

ANSWERS TO YOUR QUESTIONS,
A Q&A regarding the acquisition provides a rundown of the most commonly asked questions about the acquisition.

INVESTOR PRESENTATION
Royal Bank's INVESTOR PRESENTATION offers a perspective on the strategic opportunities afforded by the acquisition.

E-MAIL YOUR QUESTIONS
The CONFERENCE CALL QUESTIONS e-mail box is open and accepting your e-mail questions about the acquisition. We'll try to answer as many of your questions as possible during this afternoon's all- employee meeting and conference call.

ALL-EMPLOYEE MEETING AND CONFERENCE CALL
Please try to attend the all employee meeting this afternoon at 3:30 CDT either in person or by phone. Call at 1-877-225-8120. If you choose to call in, BE AWARE THAT THE MEETING IS "LISTEN ONLY"--because of technical limitations we aren't able to offer employees the option of asking questions over the phone. However, you can ask a question from a remote location by using the e-mail box. This meeting will not be accessible through InfoNET.

Twin Cities' employees may attend the meeting in person in the Lutheran Brotherhood auditorium at 625 S. 4th Avenue in downtown Minneapolis. For employees who dial into the meeting, please call as part of a group, as the number of phone lines into the call is limited.

EMPLOYEE MEETING PRESENTATION
You can view copies of the SLIDES that Reay Mackay, vice chairman, Royal Bank of Canada, will share at today's meeting.

                 [LOGO]                                [LOGO]

--------------------------------------------------------------------------------

            ROYAL BANK OF CANADA ACQUIRES DAIN RAUSCHER CORPORATION

          NEW U.S. AFFILIATE WILL BE RENAMED RBC DAIN RAUSCHER WESSELS


MINNEAPOLIS/TORONTO: SEPTEMBER 28, 2000 - Royal Bank of Canada (TSE, NYSE: RY) and Dain Rauscher Corporation (NYSE: DRC) today announced they have signed a definitive merger agreement by which Royal Bank will acquire Dain Rauscher. The transaction will provide Royal Bank with established U.S. capabilities in full-service retail brokerage and investment banking, and will give the newly named RBC Dain Rauscher Wessels greater critical mass and a solid platform for future growth.

As a result of the merger, each share of Dain Rauscher common stock will convert into the right to receive US$95.00 in cash. The transaction is valued at US$1.456 billion. The merger, which is subject to regulatory approval, approval from the stockholders of Dain Rauscher and other customary closing conditions, is expected to be completed by the end of the year.

In connection with the merger agreement, Dain Rauscher has granted Royal Bank a customary option to purchase 19.9 per cent of its outstanding common stock under limited circumstances.

"This transaction is consistent with our continuing strategy of targeted acquisitions in the U.S. market," said John Cleghorn, chairman and chief executive officer of Royal Bank of Canada. "Dain Rauscher will provide our global wealth management business with an established U.S. presence. It will also give our corporate and investment banking business a stronger origination and distribution capability, particularly in the technology, energy and health care sectors. The firm has a solid reputation and an excellent management team and provides a platform for further growth," said Cleghorn.

"We are pleased to be joining forces with Royal Bank of Canada, a premier financial services organization which shares our goal of creating a separately managed growth platform in the United States for wealth management and global capital markets," said Irving Weiser, chairman, president and chief executive officer of Dain Rauscher Corporation. "Today's announcement is but the first step in our journey to pursue these mutual goals."

Weiser praised the merger as "an excellent fit both strategically and culturally." He added, "Both Dain Rauscher and RBC share a passion for client service, a strong commitment to employees and a tradition of providing leadership in our communities."

As part of the transaction, Dain Rauscher will be renamed RBC Dain Rauscher Wessels.

Weiser becomes chairman and chief executive officer of RBC Dain Rauscher Wessels and will join Royal Bank of Canada's group management committee, which sets the strategic direction of Royal Bank Financial Group. He will also run the bank's wealth management business in the U.S. and Dain Rauscher's fixed income business as well as all staff functions.

Peter Grant currently head of Dain Rauscher's equity capital markets business, will become president and chief operating officer of the Equity Capital Markets Division of RBC Dain Rauscher Wessels. He will be responsible for the organization's growth in the equity capital markets arena, both in the U.S. and Europe. The equity capital markets business will operate under the Royal Bank's corporate and investment banking unit.

The acquisition creates a strong North American wealth management platform with a combined sales force of nearly 2,600 investment advisors and a network of 215 branches.

"Dain Rauscher provides a solid wealth management presence in the U.S., a recognized brand name and a proven management team," said Reay Mackay, vice-chairman, Royal Bank of Canada and head of its global wealth management business, Royal Investment Services. "Its retail brokerage operation is a critical step in building a strong wealth management platform, a key element of our global strategy."

"Partnering with Dain Rauscher will enable us to move more rapidly in our development of a unique global investment bank with impeccable North American credentials," said Gordon Nixon, deputy chairman and chief executive officer of RBC Dominion Securities and head of the bank's corporate and investment banking arm. "The firm's culture and its equity capital markets businesses fit extremely well with the strategy we are pursuing in the U.S and enhance our ability to deliver a full range of high value financial solutions to clients, particularly in those industry sectors where we have a seamless global capability."

Royal Bank Financial Group's U.S. activities currently include corporate and investment banking operations in Boston, Chicago, Houston and New York; discount brokerage in New York (Bull & Bear); Internet banking in Atlanta (Security First Network Bank); mortgage origination in Chicago (Prism Financial) and private banking units in New York and Miami.

In June 2000, Royal Bank announced its intention to acquire the insurance businesses of The Liberty Corporation of Greenville, SC. The transaction is expected to close this quarter.

With approximately 1,200 private client and institutional investment executives and more than 90 branches in 27 states, Dain Rauscher has a significant U.S. distribution capability and a retail client base of 250,000 households representing assets under administration of US$69 billion. In addition, Dain Rauscher provides correspondent clearing services for over 2,000 correspondent Investment Executives. Its equity capital markets unit was the number one underwriter in 1999 for both network technology and energy issues. The firm was an underwriter in 96 public equity offerings and five private placements in 1999, which raised US$14.1 billion. It is the largest municipal bond underwriter of any regional securities dealer in the U.S., and ranks among the top 10 dealers nationally.

ABOUT DAIN RAUSCHER CORPORATION
Dain Rauscher Corporation is one of the largest regional full-service securities firms in the U.S. with 1,200 private client and institutional investment executives, 3,800 employees and 1999 revenues of more than US$940 million. Founded in 1909, the Minneapolis-based firm serves individual investors predominantly in the western half of the United States, and capital markets and correspondent clients in select markets throughout the world. The company's broker-dealer, Dain Rauscher Wessels, is a member of the New York Stock Exchange and other major securities exchanges in the United States. Further information about the company can be obtained by visiting www.dainrauscher.com.

ABOUT ROYAL BANK OF CANADA
Royal Bank of Canada (RY) is a diversified global financial services group and a leading provider of personal and commercial banking, investment and trust services, insurance, corporate and investment banking, on-line banking and transaction-based services including custody. The group's main businesses include Royal Bank, RBC Dominion Securities, Royal Investment Services, RBC Insurance and Global Integrated Solutions.

The group employs 49,000 people who serve 10 million personal, business and public sector customers in 30 countries. For more information visit www.royalbank.com.

SAFE HARBOR
This news release includes forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward looking statements. Statements regarding the expected date of completion of the transaction are subject to forward-looking statements, the risk that closing conditions will not be satisfied, that regulatory approvals will not be obtained or that the shareholders of Dain Rauscher will not approve the merger. Statements regarding the expected benefits of the transaction are subject to the following risks: that expected benefits will not be achieved; that revenues following the acquisition will be lower than expected; that the businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products and services; increased competition and its effect on the combined Company; the general economic conditions, either internationally, nationally or in the states in which the combined companies will be doing business, will be less favorable than expected; the general risks associated with the companies' business; and that legislation or regulatory changes adversely affect the businesses in which the combined companies would be engaged.

Dain Rauscher will be filing a proxy statement and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Dain Rauscher will be available free of charge from Investor Relations.

Dain Rauscher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dain Rauscher in favor of the merger. The directors and executive officers of Dain Rauscher include the following: J.C. Appel, J.E. Attwell, S.S. Boren, F.G. Fitz-Gerald, P.M. Grant, W.F. Mondale, D.J. Parrin, P.H. Phillippe, C.A. Rundell, Jr., R.L. Ryan, A. R. Schulze, Jr., C.J. Smith , R.A. Tschetter, I. Weiser and K.J. Wessels. Collectively, as of March 2, 2000, the directors and executive officers of Dain Rauscher beneficially owned approximately 8.9% of the outstanding shares of Dain Rauscher common stock. Stockholders of Dain Rauscher may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.


MEDIA CONTACTS:

Toronto      Jeff Keay         416 974-5506     Royal Bank of Canada
New York     Eric Starkman     212 461-2226     Starkman & Associates
Minneapolis  Dan Callahan      612 313-1234     Dain Rauscher

CONFERENCE CALLS:
Royal Bank of Canada and Dain Rauscher invite interested investors to listen to their respective telephone conference calls with analysts and institutional investors. The RBC call will take place at 10 a.m. EDT (9 a.m. CDT) and the Dain Rauscher analyst call will take place at noon EDT (11 a.m. CDT), September 28, 2000. They will be accessible live via the Internet and archived on both the Internet and telephone. A media teleconference will commence at 11 a.m. EDT (10 a.m. CDT).

CONFERENCE CALL ACCESS:
ROYAL BANK ANALYSTS' CALL - 10 A.M. EDT (9 A.M. CDT)

CONFERENCE CALL ACCESS:  (416) 620-2414 (NO PASSWORD)
POSTVIEW:
Internet:         WWW.ROYALBANK.COM/INVESTORRELATION/CONFERENCE.HTML
Telephone         416 626-4100 [password -16494108] available from 11 a.m. EDT to midnight, October 19, 2000

DAIN RAUSCHER INVESTORS' CONFERENCE CALL -  NOON EDT (11 A.M. CDT)
U.S. callers:     1-800-482-2225
International callers:  1-303-224-6998
Passcode:         817318
POSTVIEW:
Internet:         www.dainrauscher.com/ir/default.htm

MEDIA CONFERENCE CALL:  -1-888-833-1394 - 11 A.M. EDT (10 A.M. CDT)

Dain Rauscher will be filing a proxy statement and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Dain Rauscher will be available free of charge from Investor Relations.

Dain Rauscher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dain Rasucher in favor of the merger. The directors and executive officers of Dain Rauscher include the following: J.C. Appel, J.E. Attwell, S.S. Boren, D. Collins, F.G. Fitz-Gerald, P.M. Grant, W.F. Mondale, D.J. Parrin, P.H. Phillippe, C.A. Rundell, Jr., R.L. Ryan, A. R. Schulze, Jr., C.J. Smith , R.A. Tschetter, I. Weiser and K.J. Wessels. Collectively, as of March 2, 2000, the directors and executive officers of Dain Rauscher beneficially owned approximately 8.9% of the outstanding shares of Dain Rauscher common stock. Stockholders of Dain Rauscher may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

NEW RBC ACQUISITION INFORMATION SECTION ON INFONET
(10/02/00) To keep employees informed about Dain Rauscher's acquisition by the Royal Bank of Canada, we've added a new section on InfoNET dedicated to information about the transaction and it's impact on Dain Rauscher employees.

To access the RBC ACQUISITION INFORMATION SECTION click on the RBC logo in the upper right corner of the InfoNET homepage. The section includes an updated Q&A, RBC company information, marketing & communication materials and presentation slides. The information will be updated regularly.

If you have questions regarding the acquisition that you'd like answered in the Q&A, or if you have suggestions about information you'd like included in this section of InfoNET, please send an e-mail to the ACQUISITION QUESTIONS e-mail box.

MARKETING THE RBC ACQUISITION
(10/06/00) An important part of making Dain Rauscher's acquisition by the Royal Bank of Canada a smooth transition is successfully marketing the change to our clients.

CLIENT LETTERS
To start, we are working with each of the business lines to develop approved letters to be used for direct communication with clients. In addition to the letters, employees in all business lines have been approved to send a copy of the RBC BACKGROUNDER to clients. The Backgrounder is available on InfoNET in the RBC ACQUISITION SECTION under the RBC Company Information heading. All written communication about the transaction must be filed with the SEC. Therefore you must only use firm-approved materials.

Read on for more information about the letters approved by each business line:

PRIVATE CLIENT GROUP - A letter is available on the on the CMS L: drive (acquired.doc) for IEs to send to clients. We strongly recommend that the letter be sent to every client. A SAMPLE OF THE LETTER is available for review on InfoNET.

In addition, a LETTER FROM IRV WEISER about the acquisition is included with September statements, which are being mailed this week.

FIXED INCOME - Three letters are available to be sent to Fixed Income clients:

-        GENERAL CLIENT LETTER;
-        MUNICIPAL CLIENT LETTER; OR
-        ASSET-BACKED SECURITIZATION CLIENT LETTER.

The letters can be accessed directly though InfoNET in the RBC Acquisition Section under the Marketing & Communications heading.

DAIN RAUSCHER WESSELS - A CLIENT LETTER is available to be sent to all DRW clients and partners. We strongly encourage you to take this opportunity to address your business associates regarding this change. The letter can be accessed directly though InfoNET in the RBC ACQUISITION Section under the Marketing & Communications heading.

NEW LOGO AND IMAGE
We are planning to change the company's logo and corporate image to match the Royal Bank of Canada's when the name changes to RBC Dain Rauscher Wessels upon closing. The new name and logo is not to be used before the transaction has closed.

At that time, new letterhead and business cards will be provided for all who use them. Ordering information will be available next month. The Marketing Department is also working to update all brochures and other collateral as quickly as possible. We will keep you informed on the status of the new materials closer to the closing date.

HOLIDAY GIFTS
Because the closing date hasn't been determined, a final decision has not been made regarding logo merchandise for holiday gifts. The Company Store will provide information when it is available. Watch InfoNET for more details soon.

MORE INFORMATION AVAILABLE
For additional information about the acquisition, see the RBC ACQUISITION INFORMATION section on InfoNET. You can also e-mail your specific questions to the ACQUISITION QUESTIONS e-mail box. We will continue to answer questions on InfoNET.

RETIREMENT PLAN TOPS LIST OF EMPLOYEES' ACQUISITION ISSUES
(10/23/00) Of the questions employees have submitted to either the Acquisition Questions e-mail box or the Conference Call Questions e-mail box, nearly a third of the total concerned how the acquisition will affect the Dain Rauscher Retirement and Savings Plan.

That topic was followed by questions about our new logo and corporate identity. There also were numerous questions about the potential for restructuring, layoffs and further acquisitions.

So far, we've received more than 75 questions from employees. We're doing our best to answer all of them. However, your questions are way ahead of our ability to provide answers. In many cases all we can say is a not very satisfying "we don't know."

Here is some additional information about some of your most-asked questions.

ABOUT THE RETIREMENT AND SAVINGS PLAN
Under the plan you're always vested in your own contributions.

According to the plan rules, after five years of service you vest in the company's matching contributions. However, as a result of the acquisition, employees who are eligible to receive any fixed or variable matches made by the company vest immediately in the value of those contributions, even if they have been here for less than five years.

Furthermore, Dain Rauscher will make the variable matching contribution to all eligible employees employed on December 31 based on our performance for 2000. If you receive this contribution it will be fully vested immediately.

ABOUT OUR NEW LOGO, IDENTITY AND MARKETING MATERIALS
We don't yet know what the transaction closing date will be, as it depends on regulatory approvals and SEC review. Consequently, we can't tell when the name of the company will officially change or when we will have an approved logo.

What we do know is:

- We cannot use a new company name on marketing materials until the deal closes. It also remains to be seen whether we have an approved logo by then.
- If you're out of marketing materials and need to order new ones, or if you want to order holiday merchandise for clients, we have to use the existing company name (Dain Rauscher).
- Regardless of when these issues sort themselves out, the company's re-branding will be phased in over time. Don't expect signage to change over night or for all materials to be instantly replaced.

ABOUT ANY RESTRUCTURING, LAYOFFS AND OTHER POTENTIAL ACQUISITIONS
It's natural for people to be concerned about possible job losses and changes, but as we've said before, only a handful of employees' jobs are impacted. We're working with the affected individuals to develop new positions. You may have heard about restructuring at Dain Correspondent Services and our pending acquisition of Voyageur, an investment management company based in Minneapolis. These events been in the works for a long time, and they aren't related to RBC acquiring Dain Rauscher. In fact, they illustrate RBC's commitment to letting us run our business autonomously and in a way that allows us to achieve our goals for growth.

For the rest of us, it's business as usual ... Operations must still prepare for T+1 and decimalization ... our technology initiatives are continuing ... and we need all of you to help us keep growing our business.


Dain Rauscher will be filing a proxy statement and other relevant documents concerning the acquisition with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Web site, www.sec.gov. In addition, documents filed with the SEC by Dain Rauscher will be available free of charge from Jennifer Driscoll, director of investor relations.

Dain Rauscher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dain Rauscher in favor of the acquisition. The directors and executive officers of Dain Rauscher include the following: J.C. Appel, J.E. Attwell, S.S. Boren, D. Collins, F.G. Fitz-Gerald, P.M. Grant, W.F. Mondale, D.J. Parrin, P.H. Phillippe, C.A. Rundell, Jr., R.L. Ryan, A. R. Schulze, Jr., C.J. Smith , R.A. Tschetter, I. Weiser and K.J. Wessels. Collectively, as of March 2, 2000, the directors and executive officers of Dain Rauscher beneficially owned approximately 8.9% of the outstanding shares of Dain Rauscher common stock. Stockholders of Dain Rauscher may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

ACQUISITION QUESTIONS & ANSWERS

The date after each question indicates when it was added to this Q&A list. To submit a question, send an e-mail to the ACQUISITION QUESTIONS e-mail box.

EMPLOYEE BENEFITS AND COMPENSATION

COMPENSATION




WILL CLIENT ASSOCIATES SALARIES BE AFFECTED? IF RBC'S PAY SCALES ARE HIGHER, WILL OUR PAY BE RAISED? (10/16/00)

We will continue with our current Dain Rauscher compensation plans.

WHEN CAN WE EXPECT TO BE INFORMED ABOUT DETAILS OF THE RETENTION POOL FOR IES? (10/09/00)

We expect to be able to inform IEs about the details of the retention pool within the next several weeks. In the interim, questions regarding the retention pool should be directed to the PCG regional directors through the branch managers.

WILL OUR COMP AND BENEFITS STRUCTURE CHANGE NOW THAT WE ARE PART OF A CANADIAN COMPANY RATHER THAN A US COMPANY? IF SO, HOW? (09/28/00)

The fact that we are owned by a Canadian company will have little impact on our company. Royal Bank owns several other US companies, and their comp and benefit programs reflect US regulations and geographical market competitiveness. For the year 2001, little will change in our compensation and benefits structure except where stock based plans are impacted by DRC stock converting to cash. During the year, we will review what the other RBC US companies offer and determine whether a common US structure makes sense. This may result in some changes for 2002 and beyond. We remain committed to offering programs that are market competitive and provide for the needs of our employees.

WHAT IS RBC'S COMPENSATION PHILOSOPHY? HOW DOES THEIR BASE-TO-BONUS STRUCTURE COMPARE TO DRC'S? (09/28/00)

The base-to-bonus structure at RBC is similar to Dain's. Incentive compensation rewarding employees based on results is the key philosophy.

HOW WILL THIS AFFECT MY 2000 BONUS? (09/28/00)

All bonus programs will continue as planned for 2000. Employees will still be eligible to receive bonus payments. The bonus pools will continue to accumulate based on Dain Rauscher financial results. The timing of the bonus payments will remain on the normal schedule - February 2001 for calendar year 2000.

HOW WILL THIS AFFECT THE 2000 EPS BONUS FOR NON-EXEMPT EMPLOYEES? (09/28/00)

The 2000 EPS bonus will be determined by the company's full-year financial results. The timing of the bonus payments will remain on the normal schedule - February 2001 for calendar year 2000.

HOW WILL THE RETENTION POOL BE ALLOCATED? (09/28/00)

The vast majority of the retention pool is being allocated to Private Client Group IEs and Capital Markets revenue producers. This is being done to retain those employees who directly serve our clients. This will ensure that our revenue stream continues for future growth and profitability and that we keep important business relationships with our client base.


EMPLOYEE STOCK PURCHASE PLAN

IS THERE ANY REASON THIS HAD TO BE ANNOUNCED BEFORE THE FIRM PURCHASED SHARES FOR THE EMPLOYEE STOCK PURCHASE PLAN? (10/16/00)

The fact that the acquisition was agreed to and announced just days prior to the end of the purchase period for the Employee Stock Purchase Plan was a coincidence.

WILL THOSE OF US IN THE EMPLOYEE STOCK PURCHASE PLAN BE REQUIRED TO HOLD THE STOCK FOR ONE YEAR OR WILL FULL VESTING ALLOW FOR IMMEDIATE WITHDRAWAL FROM THE PLAN? (10/09/00)

Employees will be fully vested in their shares when the acquisition is finalized. Those shares will convert to cash, which will be distributed at that time.

WILL RBC HAVE AN EMPLOYEE STOCK PURCHASE PLAN THAT WE WILL BE ABLE TO PARTICIPATE IN? (10/09/00)

Currently there is not a plan similar to the Employee Stock Purchase Plan where we can purchase shares of Royal Bank of Canada at a 15 percent discount. Over the coming months we will explore potential new benefit opportunities that may be available to us through our association with Royal Bank.

WHAT WILL HAPPEN TO THE CONTRIBUTIONS TO THE EMPLOYEE STOCK PURCHASE PLAN THAT I MADE DURING THE THIRD QUARTER? (10/02/00)

All contributions that you made during the third quarter will be invested in Dain Rauscher stock at $79.05 per share (September 29 closing price of $93.00 per share less 15 percent discount). The shares that are held in your account will then be exchanged for $95 each at the closing of the acquisition. The cash proceeds will then be distributed to you.

HOW WILL THIS AFFECT MY EMPLOYEE STOCK PURCHASE PLAN? (09/28/00)

The Employee Stock Purchase Plan, implemented July 1 of this year, will be discontinued as of the end of September. All employee contributions made during the quarter will be invested as described in the plan prospectus, ensuring employees receive the 15% discount. No payroll deductions or investments will be made after that date. We will distribute shares to participants immediately prior to the close of the transaction.


GENERAL

WILL EMPLOYEES BE ABLE TO MAKE EMPLOYER-MATCHED CONTRIBUTIONS TO CHARITIES OR NON-PROFIT ORGANIZATIONS AFTER THE ACQUISITION IS FINALIZED? (10/30/00)

Yes. Dain Rauscher will continue to have its own foundation for making charitable contributions, which includes the Employee Gift Matching Program.

WILL WE STILL HAVE DOMESTIC PARTNER BENEFITS?  (10/16/00)

Yes. Domestic partner benefits will continue to be a feature of Dain Rauscher's benefit plans in 2001. There will be an overall benefits plan review in 2001 for benefits starting on January 1, 2002 that will include all RBC U.S.-based companies.

WILL THE LENGTH-OF-SERVICE AWARD PROGRAM STILL BE IN PLACE NEXT YEAR? (10/09/00)

Yes, this program will continue through 2001. It honors employees who celebrate milestone service anniversaries in five-year increments, and includes a company gift and a Visa debit card. As with many other of our benefit programs, we will review this program during the course of the year, which may result in some changes for 2002 and beyond. However, we remain committed to offering programs that are market competitive and provide for the needs of our employees.

WHAT ARE THE STOCK-BASED PLANS THAT WILL BE IMPACTED BY THE TRANSACTION? (09/28/00)

The plans that will be affected include the following:

-    Dain Rauscher Retirement and Savings Plan;

-    Employee Stock Purchase Plan;

- Deferred compensation: Wealth Accumulation Plan (WAP), Management Deferred Stock Plan (MDSP); and

-    DRC stock options and restricted stock grants.

See additional questions for impact on these plans.

HOW WILL THIS AFFECT MY STOCK OPTIONS OR RESTRICTED STOCK? (09/28/00)

The impact on stock options and restricted stock depends on when the stock was granted - a) those granted prior to 2000 and b) those granted in 2000.

Options granted prior to 2000 will fully vest and will be automatically exercised and will be paid out as cash when the transaction closes. Options and restricted stock granted in 2000 will convert to RBC stock when the transaction closes. 2000 options will continue with their current vesting schedule but will fully vest on the two- year anniversary of the transaction close date. You will then be able to exercise those grants on the same terms as you would have with your DRC stock.

Options will create taxable income only as the employee exercises them. However restricted stock grants will generate taxable ordinary income on the date that they vest for the fair market value of the stock on that date.

We are still exploring to what extent we will use RBC stock for option and restricted stock grants going forward.


HEALTH & WELFARE BENEFITS

HOW WILL THIS AFFECT MY INSURANCE AND PAID TIME OFF BENEFITS (HEALTH INSURANCE, ETC.)? (09/28/00)

For 2001, your Dain Rauscher benefit plans will continue, aside from possible enhancements in the Aetna policy, which we have been considering separately. Because RBC owns other US companies, we will look at our benefits programs along with that of the other companies and recommend changes for January 1, 2002. We remain committed to providing a quality benefits program for you.


RETIREMENT PLAN

GOING FORWARD, WHAT KIND OF PROFIT-SHARING CONTRIBUTIONS TO THE 401(k) PLAN CAN BE ANTICIPATED? (10/30/00)

The company's variable match will be paid in March 2001, based on our performance for all of 2000. Once you are eligible for company contributions, the plan provides for a variable match of up to 200 percent on the first 3 percent you contribute to the plan. The variable match also will exist in 2001 (to be paid in March 2002); however, the basis for a variable match in future years has yet to be determined.

WILL IT BE POSSIBLE TO ROLL MY 401(k) BALANCE TO MY SELF-DIRECTED IRA?
(10/16/00)

No. The plan is not being terminated, so distributions will be permitted only under plan rules, including rules with respect to hardship withdrawals.

CAN I STILL CONTRIBUTE TO THE DAIN RAUSCHER STOCK FUND IN THE 401(K)/RETIREMENT PLAN? (10/09/00)

Yes. You can still make contributions into the Dain Rauscher stock fund with new 401(k) contributions until the acquisition transaction closes. You purchase additional units of the stock fund at the price on the day the contributions are made.

WILL I BECOME FULLY VESTED IN THE 401(K)/RETIREMENT PLAN AS A RESULT OF THE ACQUISITION? (10/02/00)

If you are an employee of Dain Rauscher on the date the acquisition closes you will become fully vested in the retirement plan. At that time all unvested balances and all future contributions will be fully vested. If you are not currently participating but are still an employee when the acquisition closes, you will be fully vested if you decide to participate at some point in the future.

WHAT WILL HAPPEN TO MY DAIN RAUSCHER STOCK FUND BALANCE? (10/02/00)

When the acquisition closes your stock fund balance will be fully liquidated at $95 per share of Dain Rauscher stock. You will be able to direct the balance in your stock fund to any of the investment options offered in the plan. We are planning to have Royal Bank of Canada stock and additional mutual funds available to you when the transaction closes. You will receive additional information regarding the election process for investing your stock fund proceeds later this year.

WHAT WILL HAPPEN TO THE REST OF MY RETIREMENT PLAN ACCOUNT BALANCES AND WHAT IF I HAVE AN OUTSTANDING LOAN BALANCE? (10/02/00)

The Dain Rauscher Retirement and Savings plan will remain in place in 2001, and all other account balances and/or loans will be unaffected. During 2001, we will review the design of the plan and compare it with other RBC US companies. If a common US structure makes sense, there may be some plan changes for 2002 and beyond.

HOW WILL THIS AFFECT MY RETIREMENT PLAN? (09/28/00)

The Dain Rauscher Retirement and Savings Plan will continue through 2001. You will continue to receive your fixed and variable matching contribution based on your own participation in the plan. Beyond 2001 we'll be reviewing the plan design, which may result in some changes for 2002 and beyond. One factor we'll be looking at is what other RBC's other US companies offer.

All participants in the retirement plan will become fully vested on the date of the transaction closing. Although vesting will accelerate, all account balances will remain invested within the plan. Because there are no distributions from the plan as a result of change in ownership, you will not receive any taxable income as your account balance vests.

Since DRC shares will be purchased for cash by Royal Bank, you will receive cash in your account as well.

You will be able to direct the cash into other retirement plan investment choices. Royal Bank stock will be offered as an investment option. We will also look at adding additional mutual fund choices to the retirement plan. When these investment decisions are finalized, you will be given information on the new fund choices and instructions on how to reinvest your cash.

SINCE EMPLOYEES ARE NOW AUTOMATICALLY VESTED IN THEIR 401(K) DAIN RAUSCHER STOCK FUND HOLDINGS, HOW ARE WE GOING TO KEEP THEM AT THE NEW COMPANY? (09/28/00)

First of all, we believe that we have a great company. We have strong values that employees find attractive, and a platform that helps people grow in their careers. Our corporate culture is not expected to change, due to the autonomy with which we will be operating.

Being part of a bank offers employees more stability and capital to pursue growth opportunities. We believe that employees will be excited about the business opportunity represented by this combination, as well as the additional career opportunities afforded as part of a larger organization.

WEALTH ACCUMULATION PLAN

WILL ACCOUNTING DO TAX WITHHOLDING ON THE DISTRIBUTION FROM THE WEALTH ACCUMULATION PLAN, AND IF SO AT WHAT RATE? (10/16/00)

Payroll will withhold taxes at an IRS-required flat rate of 28 percent, for Federal taxes, plus applicable state rates.

WILL I STOP MAKING DEFERRALS TO THE WEALTH ACCUMULATION PLAN (WAP) BECAUSE OF THE ACQUISITION? (10/02/00)

Not immediately. If you are eligible for WAP we will continue to take deferrals from your check until we are closer to the acquisition closing date. When we are able to more accurately determine the actual closing date, we will cease taking deferrals from your paycheck and begin valuing your account for distribution.

WHAT HAPPENS TO MY WEALTH ACCUMULATION PLAN ACCOUNT BALANCE AS A RESULT OF THE ACQUISITION? (10/02/00)

All active employees on the date the acquisition closes will become fully vested in their entire account balance in the plan. In addition, under the plan you are required to receive a complete distribution of your account balance. If the acquisition closes in 2000, you will receive a distribution of your entire account balance prior to the end of the year. Should the transaction close in 2001, you will receive a distribution shortly after the closing date. You are not able to transfer this money into another plan or to keep it deferred. It will be reported to you as ordinary income in the year distributed.

HOW WILL THIS AFFECT MY DEFERRED COMPENSATION (E.G. WEALTH ACCUMULATION PLAN)? (09/28/00)

All deferred compensation programs (WAP, MDSP and Excess plan) will have two events happen as a result of the change in ownership. 1) all unvested balances in the plans will vest in full, and 2) all account balances will be paid out to participants. Account balances will be paid out in cash in the year that the transaction closes. This will create taxable W-2 income in the year payments are made.

Deferrals will not be made from 2000 bonuses. We will notify all affected employees when this has been determined. Any company matching on deferrals that would have occurred for the year, as if the plan had continued, will be paid out in cash to participants in Feb. 2001.

We plan to continue a deferred compensation program in 2001. Because DRC stock is no longer available as a component of these plans, we will take the next 60 days to review the plan provisions. You will receive information about the new plan design and enrollment kits when the new plan is developed.


BUSINESS STRATEGY

MANY OF MY CLIENTS ARE VERY CONCERNED ABOUT HAVING THEIR DOLLARS UNDER THE "CONTROL" OF A FOREIGN COUNTRY. HOW SHOULD I RESPOND? (10/30/00)

The change in ownership of Dain Rauscher will have no impact on client assets. Dain Rauscher will continue to be based in Minneapolis. It will remain a licensed broker-dealer in the United States and maintain custody of client assets. The SEC, NYSE, NASD and other regulatory and self-regulatory organizations will continue to have oversight responsibilities for Dain Rauscher's business.

WILL THE DAIN RAUSCHER WEB SITE OR E-MAIL ADDRESS CHANGE? (10/30/00)

We do not anticipate making any immediate changes to our Web site and e-mail addresses.

FOR DAIN RAUSCHER CLIENTS WHO ALSO ARE CUSTOMERS BOTH OF RBC AND DOMINION SECURITIES, WOULD SOMEONE AT RBC (OR DOMINION) BE ABLE TO LOOK AT THEIR DAIN RAUSCHER ACCOUNTS, AND VICE VERSA? (10/30/00)

We have yet to determine what, if any, information can or should be shared between them.

ARE WE PLANNING ON KEEPING OUR CURRENT BACK-OFFICE AS IS, OR WILL WE BE CHANGING OVER TO THEIR SYSTEM AT SOME POINT? (10/16/00)

At the present time, Dain Rauscher intends to continue using its own back office.

WILL WE HAVE THE ABILITY TO OFFER LINES OF CREDIT TO CLIENTS SIMILAR TO WHAT A BANK COULD OFFER? (10/16/00)

One of the benefits to Dain Rauscher of the acquisition is the potential ability to offer more products to our clients; however, we have not determined what new products or services might be offered to our clients in the future. That process needs to be completed as it has in the past--through careful study of client and broker needs and setting appropriate priorities.

WILL THE ACQUISITION MAKE IT EASIER TO BUY AND RECEIVE QUOTES ON CANADIAN STOCKS AT DRC? (10/16/00)

We provide a number of different quote services with each IE's standard workstation; however, a quote service for Canadian stocks isn't part of the standard package. We don't expect any immediate changes to the quote services we presently offer.

CAN WE BANK WITH RBC? WILL WE HAVE PRODUCTS AVAILABLE TO THE EMPLOYEES, SUCH FAVORABLE LENDING RATES FOR HOMES CARS, AND LINES OF CREDIT? (10/16/00)

Dain Rauscher and RBC have not yet determined what, if any, products and services might be available to our clients or employees as a result of our affiliation with RBC.

SOME NEWS ARTICLES HAVE TALKED ABOUT THE POSSIBILITY OF DAIN RAUSCHER BEING COMBINED WITH DOMINION SECURITIES, RBC'S BROKER-DEALER IN CANADA? IS THAT TRUE? (10/09/00)

It would be difficult for us to merge for a number of reasons:

- There are differences in regulatory requirements between Canada and the United States;

-    From an operational standpoint, they use a different currency than we do;

- RBC has a strong record of letting their affiliated companies operate autonomously, in fact Dominion Securities, their Canadian broker-dealer, has run autonomously for 13 years; and

-    RBC has acquired us to serve as their U.S. growth platform.

WILL DAIN RAUSCHER RENAME "INVESTMENT EXECUTIVE" TO INVESTMENT OR FINANCIAL ADVISOR? (10/09/00)

As you might expect, Dain Rauscher and RBC sometimes use different terminology to describe the same thing. However, we have no plans at this time to change our "Investment Executive " terminology.

AFTER JUST ISSUING NEW CHECKS TO CLIENTS, WILL THEY BE GETTING NEW CHECKS YET AGAIN? (10/09/00)

This is one of the many details we will need to work out over the next several weeks.

HOW AUTONOMOUS WILL THE RBC DAIN RAUSCHER WESSELS BE FROM RBC CORPORATE? (09/28/00)

We will retain our management team, and there will be very few changes in organizational structure at this time. In addition, there will be no immediate changes in daily business operations.

WHAT BUSINESS UNITS WILL WEISER HAVE RESPONSIBILITY FOR UNDER THE NEW STRUCTURE? (09/28/00)

Those who currently report to Irv Weiser will continue to do so except that Peter Grant will report to RBC for business line purposes but will continue to report to Irv for legal and regulatory purposes.

WHAT HAPPENS TO DAIN CORRESPONDENT SERVICES? (09/28/00)

We remain committed to the clearing business, and RBC is buying into our growth strategy and strategic plan, a large part of which is growth in the clearing business.

We will continue to execute that plan and anticipate no changes in the plan as a result of the transaction.

WHAT HAPPENS TO FIXED INCOME CAPITAL MARKETS? (09/28/00)

FICM, as it stands today, will continue to report to John Appel under Irv
Weiser.

WHAT WILL JOHN APPEL'S ROLE BE IN THE NEW RBC DAIN RAUSCHER WESSELS? (09/28/00)

John will continue to be responsible for Fixed Income Capital Markets, legal, compliance and asset management.

WILL DAIN RAUSCHER EXECUTIVE COMMITTEE AND SENIOR MANAGEMENT GROUP CONTINUE TO EXIST? IF SO, WHAT WILL BE THEIR ROLES AND WILL THEIR MEMBERSHIP CHANGE? (09/28/00)

We will reevaluate this as part of the transition plans.

ARE YOU STILL SEARCHING FOR A HEAD OF PRIVATE CLIENT GROUP HEAD TO SUCCEED RON TSCHETTER? (09/28/00)

Yes, we will continue with that search.

WHAT HAPPENS TO THE DAIN RAUSCHER FOUNDATION? (09/28/00)

RBC is very supportive of Dain Rauscher's giving program and has agreed that we will continue to donate up to 5% of our pretax profits to charitable organizations.

RBC currently supports a wide range of community organizations in Canada, giving $25 million to charitable organizations in 1999. The firm is the largest corporate donor to charities in Canada.

WHAT ARE THE ADVANTAGES OF THIS DEAL TO OUR EQUITY CAPITAL MARKETS GROUP? (09/28/00)

This move accelerates our goal of attaining top-tier status in North America within our industry sectors. It provides us with more resources, a broader product range (which allows for deeper client relationships) and the opportunity to grow with our existing client base.

WHAT IS THE GROWTH PLAN FOR THE NEW RBC DAIN RAUSCHER WESSELS? (09/28/00)

We will continue to be guided by our five-year strategic plan. This acquisition will bring us farther down the road, and faster than originally envisioned, in terms of alternative distribution channels and product line expansions. With RBC's support, we also intend to continue to rapidly grow the equity capital markets and explore related new businesses, such as venture capital and asset management.

DOES THIS MEAN OUR IES WILL HAVE TO "CROSS-SELL" BANK PRODUCTS AND PROPRIETARY FUNDS? (09/28/00)

No. IEs will have the opportunity to sell bank products, but there will not be "quotas." Like Dain Rauscher, RBC believes in the importance of objectivity and of putting clients' interests first.

HOW DOES THIS ACQUISITION BENEFIT DAIN RAUSCHER CLIENTS? (09/28/00)

It should help increase client loyalty, to the extent that their relationship with us is expanded to new products. Aside from that, it is our goal to make the combination transparent to clients, and we are counting on you to provide them with the same, excellent service as always during the transition.

WHAT DOES A CANADIAN BANK KNOW ABOUT THE US BROKERAGE AND INVESTMENT BANKING

BUSINESS? (09/28/00)

RBC operates the largest brokerage firm in Canada. They're a well-run, successful financial institution and the largest bank in Canada. They have a Standard and Poors' senior debt rating of AA-. Their high regard for us is part of their motivation for structuring this deal so that we retain our autonomy.

WHAT IMPACT DOES THIS HAVE ON PCG'S AGREEMENT WITH COMERICA TO PROVIDE TRUST SERVICES? (09/28/00)

We will continue to offer Comerica products along with other products offered by RBC.

WILL ANY RBC FUNDS BE PART OF FUND ADVISORY SERVICE OR INVESTMENT CHOICE? (09/28/00)

They have no U.S. funds.

WILL ANY DRC JOBS BE ELIMINATED AS A RESULT OF THIS ACQUISITION? IF SO, HOW MANY AND WHERE? (09/28/00)

We expect there will be very few job eliminations, and only by attrition. Given our increased resources, we hope to increase the number of jobs.

WILL ANY "CORPORATE" FUNCTIONS BE MANAGED CENTRALLY BY RBC (OPERATIONS, FINANCE, HR, COMMUNICATIONS, MARKETING, ETC.)? IF SO, WHICH ONES? (09/28/00)

No, most of those jobs will continue to report through Dain Rauscher. Some jobs will have dotted line reporting relationships to RBC. All will continue to report as they do currently.

WHAT DO I TELL MY CLIENTS? (09/28/00)

We would like you to explain that this will not disrupt their service and that they may continue to expect the same great service from you. But in addition, they will have access to some new products (which will vary based on business line). Client letters and statement stuffers will be created to make sure your clients are well informed about the transaction. Please note, all written communications about the transaction must be filed with the SEC. Therefore you must only use firm-approved materials.

HAS A TRANSITION TEAM BEEN FORMED? IF SO, WHO FROM DRC WILL BE ON IT? HOW WILL THE TRANSITION BE MANAGED? (09/28/00)

We will create transition teams representing all affected areas. It will include members from RBC as well as from Dain Rauscher. We will communicate more about the teams in the near future.


NAME CHANGE

WHAT WILL OUR NEW LOGO LOOK LIKE? (10/09/00)

The Marketing Department currently is working in consultation with RBC on the design of our new logo.

IS THE NEW NAME RBC DAIN RAUSCHER IN EFFECT TODAY OR DOES THAT NOT TAKE EFFECT UNTIL THE ACQUISITION IS FINAL? (10/09/00)

Employees should wait until the acquisition is final to use the new name: RBC Dain Rauscher Wessels. Until then, use Dain Rauscher, or for equity capital markets, Dain Rauscher Wessels.

WHAT WILL BE THE NAME OF OUR COMPANY OR AFFILIATE? (09/28/00)

We will become RBC Dain Rauscher Wessels.

WILL WE HAVE OUR OWN LOGO? (09/28/00)

We are likely to adapt RBC's logo. A team will examine this question more closely in the coming weeks.

WILL THE NAME OF THE DAIN RAUSCHER PLAZA CHANGE? IF SO, WHAT WILL THE NEW NAME BE? (09/28/00)

The name of the building will be studied during the transition.

WHEN WILL OUR OFFICES GET NEW SIGNAGE? (09/28/00)

We will begin working with our landlords immediately. However, the process usually takes several months.

WHEN WILL WE GET NEW LETTERHEAD AND BUSINESS CARDS? (09/28/00)

Upon closing of the transaction, we will distribute new letterhead and business cards to people who currently use them.


ROYAL BANK OF CANADA

HOW CAN WE FIND OUT MORE ABOUT RBC? (09/28/00)

RBC has a web site at www.royalbank.com and additional information is posted on InfoNET.

HOW STRONG, FINANCIALLY, IS RBC AND HOW IS IT IMPACTED BY THE CANADIAN ECONOMY, WHICH IS NOT AS ROBUST AS THE US ECONOMY? (09/28/00)

RBC is a very strong financial services firm. It is AA- rated and trades on the New York Stock Exchange at 61 1/4. It has market capitalization of U.S. $18.6 billion and is the number one retail/commercial financial services company and largest wealth management organization in Canada.

WHAT HAS BEEN RBC'S TRACK RECORD IN MANAGING PAST ACQUISITIONS? (09/28/00)

The bank has made acquisitions that add to shareholder value, operate independently and yet leverage its client base and financial services expertise.

HOW AUTONOMOUS HAS DOMINION SECURITIES BEEN SINCE IT WAS ACQUIRED BY RBC? (09/28/00)

Dominion has retained its autonomy since its acquisition by RBC 13 years ago. Dominion's headquarters is in the same city as RBC in a different building. We do not expect RBC to treat us any differently.


TRANSACTION

WHERE CAN I GET A COPY OF THE MERGER ANNOUNCEMENT CLIENTS RECEIVED WITH THEIR STATEMENTS? (10/30/00)

For additional copies of the statement stuffer LETTER FROM IRV WEISER to clients announcing the change, check the RBC Acquisition section of InfoNET under Marketing and Communications.

HOW WAS THE $1.46 BILLION VALUATION WAS REACHED? DID WE HAVE AN "ASKING PRICE" GOING IN? (10/09/00)

The price was negotiated and approved by the Board. Among the things we considered were the pricing and terms of other transactions in our sector. The $1.46 billion figure is arrived at by multiplying the number of shares outstanding by the $95 per share price we agreed upon, plus the cost of the payout of DRC options and the deferred compensation plan.

WHEN THE ACQUISITION CLOSES, WHAT WILL HAPPEN TO THE DAIN RAUSCHER BOARD OF DIRECTORS? (10/09/00)

After the closing date, DRC's Board of Directors will be replaced by a Board made up of Dain Rauscher's Executive Committee members as well as representatives chosen by Royal Bank.

WILL DRC PAY A FOURTH QUARTER DIVIDEND? (10/09/00)

We expect to pay our normal dividend during fourth quarter 2000, subject to board approval.

WHY DID MANAGEMENT SELL AFTER PROMOTING THE CONCEPT OF "INDEPENDENCE" AND THE IMPORTANCE OF "REMAINING INDEPENDENT"? (09/28/00)

We have often said that we believe it is important that we control our own destiny. Our high level of performance has been key to our independence up to this point. In addition, it has enabled us to turn down offers from acquirers when we did not believe the price or the fit were beneficial to our shareholders, clients and employees. As a public company, we have a duty to shareholders to consider all bona fide offers, and this is a very good offer for shareholders. Beyond the price per share, we view this as a "win" at every level, for employees, clients and the community.

- It's a "win" for clients who will retain their relationship with their investment executives but it will give us more resources to serve them.
- It's a "win" for employees on many different levels. We will enjoy more stability and more career opportunities as part of a larger organization. There will be additional resources available for growing our businesses and investing in technology. In addition, all employees are immediately vested in the company's 401(k) plan, including the company's match and profit-sharing contributions. All account balances in the deferred compensation plans (WAP, MDSP, Excess) will also fully vest. Stock options granted prior to 2000 also automatically vest and will be paid out upon change in control, as will deferred plan balances. RBC also is setting up a $200 million pool to retain key employees.
- it's a "win" for the community, given that we will continue to give back 5% of our pretax profits and manage our giving program locally.

WHY DID MANAGEMENT ACCEPT THIS PARTICULAR OFFER? (09/28/00)

In this case, not only were we given an attractive offer, but it was structured so that we can retain our autonomy. We also will have the capital to more quickly fully implement our five-year strategic plan, which includes growing our existing businesses and launching new ones in related fields, such as asset management or venture capital. RBC shares our commitment to growth and has more resources - both people and financial resources - to fuel that growth. As importantly, RBC shares our values and culture as a client-focused firm.

WHY IS $95 PER-SHARE AN "ATTRACTIVE PRICE"? HOW DOES IT COMPARE TO THE PRICE PAID IN OTHER RECENT BANK-BROKERAGE ACQUISITIONS? (09/28/00)

Our multiple is in line with that of other regional firms sold in the past couple of years. Our price of $95 is equal to three times book value, four times tangible book, compared with a median purchase price of comparable brokerage firms in the past few years of 2.7 times book. This price also represents a premium of 104.3% over the Dec. 31, 1999 closing price, and a 19% premium over the Sept. 27 closing price, all at a time when securities firms are trading at all-time highs and Dain Rauscher is at its peak performance.

BROKERAGE FIRM                                MULTIPLE TO BOOK
US Bancorp/Piper Jaffray                      4.0
UBS/Paine Webber                              3.5
KeyCorp/McDonald                              3.0
Chase/Hambrecht & Quist                       3.0
First Union/Wheat First                       3.0
Bankers Trust/Alex. Brown                     2.4
First Union/Everen                            2.4
Wachovia/Interstate Johnson Lane              2.2
Wells Fargo/Ragen MacKenzie                   2.2
MONY/Advest                                   2.0
Median                                        2.7

WERE THERE OTHER OFFERS?  DID WE GET THE BEST PRICE? (09/28/00)

Our strong performance has attracted other preliminary inquiries, but no other firm met our criteria.

WERE THERE OTHER REASONS TO SELL, BESIDES PRICE? (09/28/00)

Yes, and these are as important as price:

-        Cultural fit - both firms are client-focused;
-        Degree of independence post-transaction;
-        Access to capital;
- Ability to leverage our strengths and achieve the growth outlined in our strategic plan; and
-        Dominant market share/industry knowledge of the acquirer.

WHAT ARE THE ADVANTAGES OF THIS DEAL TO RBC? (09/28/00)

RBC is seeking to build a unique global investment bank and strong North American wealth management platform. This acquisition is a significant step toward achieving that goal. In addition, the two firms have complementary investment banking strengths, similar cultures and a common vision. This acquisition also is expected to be accretive to RBC earnings (cash) in year one, accretive to EPS in 2002 and growing thereafter.

WHEN DOES THE ACQUISITION TAKE EFFECT? (09/28/00)

We expect the transaction to close by year end.

WHAT IF I AM OPPOSED TO THE ACQUISITION? (09/28/00)

As a shareholder you will have an opportunity to vote, and there will be pass-through voting rights through the Employee Stock Ownership Plan portion of the retirement plan.

WHAT MAY I COMMUNICATE TO MY CLIENTS OR VENDORS? (09/28/00)

By the end of the week we plan to have client letters and communications available for you to use. All written communications about the transaction must be filed with the SEC. Therefore you must only use firm-approved materials.

HOW DOES THIS ACQUISITION BENEFIT DAIN RAUSCHER EMPLOYEES? (09/28/00)

As shareholders, the purchase price is a 19% premium over the stock's 9/27/00 close. In addition, all employees are immediately vested in the company's 401(k) plan, including the company's match and profit-sharing contributions. Stock options granted prior to 2000 also automatically vest and will be paid out upon change of control, as will balances in the deferred compensation plans From a business perspective, it offers more stability and capital for growth. In addition, our corporate culture is not expected to change, due to the autonomy with which we will be operating. And very few employees' jobs will be affected by the acquisition.

WHAT IS THE TIMETABLE FOR COMPLETING THE TRANSITION? (09/28/00)

The transaction is expected to close by year-end 2000.



Dain Rauscher has filed a proxy statement and other relevant documents concerning the acquisition with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Web site, www.sec.gov. In addition, documents filed with the SEC by Dain Rauscher will be available free of charge from Jennifer Driscoll, director of investor relations.

Dain Rauscher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dain Rauscher in favor of the acquisition. The directors and executive officers of Dain Rauscher include the following: J.C. Appel, J.E. Attwell, S.S. Boren, D. Collins, F.G. Fitz-Gerald, P.M. Grant, W.F. Mondale, D.J. Parrin, P.H. Phillippe, C.A. Rundell, Jr., R.L. Ryan, A. R. Schulze, Jr., C.J. Smith , R.A. Tschetter, I. Weiser and K.J. Wessels. Collectively, as of March 2, 2000, the directors and executive officers of Dain Rauscher beneficially owned approximately 8.9% of the outstanding shares of Dain Rauscher common stock. Stockholders of Dain Rauscher may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

MINIMAL IMPACT TO RETIREMENT AND SAVINGS PLAN FOR 2001
(11/01/00) Employees should expect only minor changes to Dain Rauscher's Retirement and Savings Plan once the RBC acquisition is finalized. Generally, most of the PLAN'S FEATURES AND PROVISIONS, such as procedures for making loans, distributions and contributions won't change in 2001.

One thing that will change as a result of the acquisition is when unvested employees become vested in the plan. Here is more information on this issue.

EMPLOYEES VEST IMMEDIATELY
When the acquisition closes, all employees who are enrolled in the plan immediately VEST in - or own - the full value of their accounts, including any future company match or contributions to their accounts. Eligibility requirements to receive the company match remain in place, so newer employees may be vested even though they have yet to receive a match from the company

ELIGIBILITY REQUIREMENTS
Employees do not receive company contributions, in the form of a fixed and a variable match until they complete one year of service. They become ELIGIBLE on the July 1 or January 1 after they complete one year of service.

From that point on, they receive a dollar-for-dollar match from the company on up to 3 percent of their pay. This match also is known as the FIXED MATCH, and it is made at the time employees have their contribution deducted from their pay.

In addition to the fixed match, each March Dain Rauscher contributes an annual, VARIABLE MATCH (aka profit sharing match) based on the company's prior-year performance. For example, in March 2001 the company will contribute a variable match to all eligible employees based on its performance in 2000. As with the fixed match, only eligible employees receive the variable match.

Under plan rules, employees vest in the value of the fixed (and variable) match after they celebrate their five-year anniversary with the company--unless the company is acquired. In that case, eligible employees vest immediately in the full value of their accounts, including the value of any fixed and variable matches they've received, even if they have yet to reach their five-year anniversary date. In addition, they're vested in all future contributions they receive. We've prepared a couple of CASES to illustrate this difference.

Employees who join the company after the acquisition closes will begin receiving the company fixed match after they earn their eligibility will vest in the value of these matches on their five-year anniversary date.

KEY POINTS
- All employees of the company on the closing date--whether eligible to receive a match or not--become vested in the company's fixed and variable match, which they begin receiving once they meet eligibility requirements.
- Current eligible employees who are enrolled in the plan when the acquisition closes immediately vest in the full value of their accounts including the company match and all future contributions made by the company too.
- Employees who join the company after the acquisition closes will vest when they normally would, on their five-year anniversary date.

MORE TO COME
We're now working on finalizing changes in the plan's investment choices. Watch InfoNET for an article that outlines your new options.

Dain Rauscher has filed a proxy statement and other relevant documents concerning the acquisition with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Web site, www.sec.gov. In addition, documents filed with the SEC by Dain Rauscher will be available free of charge from Jennifer Driscoll, director of investor relations.

Dain Rauscher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dain Rauscher in favor of the acquisition. The directors and executive officers of Dain Rauscher include the following: J.C. Appel, J.E. Attwell, S.S. Boren, D. Collins, F.G. Fitz-Gerald, P.M. Grant, W.F. Mondale, D.J. Parrin, P.H. Phillippe, C.A. Rundell, Jr., R.L. Ryan, A. R. Schulze, Jr., C.J. Smith , R.A. Tschetter, I. Weiser and K.J. Wessels. Collectively, as of March 2, 2000, the directors and executive officers of Dain Rauscher beneficially owned approximately 8.9% of the outstanding shares of Dain Rauscher common stock. Stockholders of Dain Rauscher may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

CASE STUDIES SHOW HOW COMPANY CONTRIBUTIONS AND VESTING WORK
Consider the following cases of two Dain Rauscher employees, John and Jane:

JOHN'S CASE
John joined the company in June 2000. He immediately signed up for the plan, and between June and December he contributes $500 to plan. During that time his investment grows, so when the transaction closes his account balance totals $550.

The total account balance in which John is vested is $550. He is always fully vested in the value of his contributions; however, since he has not served with the company for a year, he has not been receiving a fixed match from the company, nor will he receive the variable match in March 2001.

When John earns his eligibility on July 1, 2001, he'll begin receiving the company fixed match and he'll receive any variable match contributed by the company in March 2002. Because he was an employee when the transaction closed, he is fully vested in the value of the company's fixed and variable match when he receives them.

JANE'S CASE
Jane joined the company in May of 1999. Like John, she immediately signed up for the plan and between her start date and December 2000, she has contributed $1,500 to the plan. Her investment also has grown and the value of her contributions is $1,700.

Like John, Jane always is fully vested in the value of her contributions. Jane's situation differs from John's because on July 1, 2000, she became eligible to receive matching contributions from the company.

Since then she has receive fixed matches totaling $250 and by December 2000 the value of these matches is $275. Jane also will receive a variable match in March of 2001.

If Dain Rauscher had not been acquired, Jane would not vest in the value of her fixed and variable matches until May of 2004, her five-year anniversary date. However, because plan rules call for immediate vesting if the company is acquired, Jane vests in the value of her fixed and variable match when the acquisition closes. For that reason, the total account balance in which Jane is vested is $1,975 (1,700 + 275), and she'll also be vested in the variable match she receives in March 2002.

Bottom line: You're always vested in your own contributions to the Dain Rauscher Retirement and Savings Plan. If you're eligible to receive the company match on the date the acquisition closes, you're also vested in the value of the company's matching contributions.

If you're not yet eligible for the company match you will become eligible on the July 1 or January 1 after your one-year anniversary date.

DAIN RAUSCHER TO KEEP CURRENT NAME UNTIL RBC COMPLETES GLOBAL BRANDING STRATEGY (10/31/00) We have learned that RBC is about to begin a global brand strategy review. As part of this project, RBC is reviewing the logos, brand names and corporate identities for all RBC companies. In light of this, we have decided to postpone our name change and related logo changes until RBC sets its corporate direction, which is expected to occur in mid-2001.

"It doesn't make sense to introduce a new company name and logo at the beginning of 2001, just to make revisions to it six to 12 months later," said Chris Crosby, Dain Rauscher's Transition Team member who is overseeing the identity strategy. "We now have a seat at the table on RBC's branding committee and will actively participate in the brand logo and identity process."

THIS DECISION MEANS THAT THE EXISTING DAIN RAUSCHER NAME AND LOGO WILL BE USED ON ALL MARKETING MATERIALS UNTIL WE INTRODUCE THE NEW NAME AND LOGO. (Likewise, Dain Rauscher Wessels will remain the identity for our equity capital markets division until a new name is introduced, and Dain Correspondent Services will remain the identity for our correspondent division.)

- Employees should continue using their current business cards, letterhead and marketing materials until further notice. As always, we encourage employees to use discretion when ordering new supplies of marketing materials and order a several month supply, rather than a year's supply.
- Some legal contracts, agreements and materials related to the transfer in ownership to RBC will be updated and re-issued upon the closing of the transaction.
- Any employees who have ordered or plan to order holiday gifts or 2001 calendars for clients should order them with the Dain Rauscher logo (or DRW logo, where appropriate).
- Finally, the 20-percent off sale of company merchandise in the Company Store will be suspended at the end of October. We will not move forward with the 40-percent off sale in November 2000 as had been previously communicated. We will re-initiate the sale of Company Store merchandise in 2001 after a new logo has been created.

Dain Rauscher has filed a proxy statement and other relevant documents concerning the acquisition with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's Web site, www.sec.gov. In addition, documents filed with the SEC by Dain Rauscher will be available free of charge from Jennifer Driscoll, director of investor relations.

Dain Rauscher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Dain Rauscher in favor of the acquisition. The directors and executive officers of Dain Rauscher include the following: J.C. Appel, J.E. Attwell, S.S. Boren, D. Collins, F.G. Fitz-Gerald, P.M. Grant, W.F. Mondale, D.J. Parrin, P.H. Phillippe, C.A. Rundell, Jr., R.L. Ryan, A. R. Schulze, Jr., C.J. Smith , R.A. Tschetter, I. Weiser and K.J. Wessels. Collectively, as of March 2, 2000, the directors and executive officers of Dain Rauscher beneficially owned approximately 8.9% of the outstanding shares of Dain Rauscher common stock. Stockholders of Dain Rauscher may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

DAIN RAUSCHER RETIREMENT AND SAVINGS PLAN

The following is a short guide to the major plan provisions in the Dain Rauscher Retirement and Savings Plan. This is not the Summary Plan Description ("SPD") or the Plan document. If there are any differences between this information and the SPD or the Plan document, the Plan document will govern your rights to benefits in all cases. This information is effective January 1, 2000.


------------------------------------------------------------------------------------------------------------
COMPANY CONTRIBUTION ELIGIBILITY      The January 1 or July 1 following one year of employment with a Dain
                                      Rauscher company, you are eligible to earn company matching contributions if you have completed one year of employment with at least 1,000 hours of service.
------------------------------------------------------------------------------------------------------------
PRETAX ELIGIBILITY                    You are eligible to make pretax contributions upon hire.
------------------------------------------------------------------------------------------------------------
HOW TO JOIN                           An enrollment packet, along with a personal identification number(PIN)
                                      will be mailed to your home address following the end of your first payroll period. You must call the Retirement Benefits Helpline at
                                      1-800-258-2715 (612-667-6992 in the Twin Cities metro area) or access your account online to set your contribution rate and investment elections. You can access the site at
                                      https://retirementonline.wellsfargo.com/omniweb1.htm. Deductions will begin in the payroll period that is most administratively possible following your election.
------------------------------------------------------------------------------------------------------------
CONTRIBUTIONS                         You can contribute from 1 to 15 percent of your pay to the retirement plan. Once eligible you will receive two forms of matching contributions. Each pay period the company will make a fixed matching contribution dollar for dollar on the first 3 percent of pay that you defer. At year end, the company will make a variable matching contribution on the first 3 percent of pay deferred at a rate based on company performance. The variable match rate is discretionary and will range from 0 - 200% (or up to two dollars for every dollar on the first 3 percent of pay deferred).
------------------------------------------------------------------------------------------------------------
INVESTMENT OPTIONS                    The Plan offers ten investment options with differing levels of risk and potential reward. Each fund has a different investment objective. You are responsible for directing the investment of your account. The following investment options are currently offered in the
                                      Plan (listed in increasing risk order):

                                      -        Norwest Stable Return Fund

                                      -        Bond Fund of America

                                      -        American Balanced Fund

                                      -        Putnam Fund for Growth & Income

                                      -        S&P 500 Index

                                      -        MFS Emerging Growth Fund

                                      -        American EuroPacific

                                      -        PIMCO Small Cap Value Fund

                                      -        MFS New Discovery

                                      -        Dain Rauscher Common Stock Fund

                                      If you do not make an investment election, all contributions will



------------------------------------------------------------------------------------------------------------
                                      be defaulted to the American Balanced Fund.
------------------------------------------------------------------------------------------------------------
INVESTMENT ELECTION CHANGES           You may change your investment elections daily subject to certain restrictions. The Plan allows you to make two separate investment elections: you can change the allocation of your existing account balance and/or change the investment of future contributions. Certain restrictions apply to investment election transfers affecting the Dain
                                      Rauscher Stock Fund (see the Dain Rauscher Stock Fund Diversification
                                      section below).
------------------------------------------------------------------------------------------------------------
VESTING                               Your pretax contributions are always 100 percent vested. You vest in the company contributions upon the completion of five years of service with a Dain Rauscher company. Regardless of your years of service, your matching contributions (and any profit sharing contributions made for plan years prior to 2000) fully vest if, while employed by a Dain
                                      Rauscher company, you reach age 55, die, become totally and permanently disabled, there is a "change in control" as defined in the
                                      Plan, or the Plan is terminated.
------------------------------------------------------------------------------------------------------------
LOANS                                 You may apply for a loan from monies you have contributed, including pretax and rollover contributions plus related earnings. Loans can be taken for a minimum amount of $1,000 to a maximum of 50 percent of the vested eligible account balances, not to exceed a limit of $50,000.

                                      Your loan repayments will be taken from each payroll over a period of
                                      12 to 60 months, unless the loan is for the purchase or construction of a principal residence, in which case the term of the loan can be for up to 180 months. Full repayment of your loan can be made at any time. Loan payoff amounts can be obtained through the Retirement
                                      Benefits Helpline. The fixed interest rate on the loan will be the
                                      Norwest prime rate plus 1%, as of the beginning of the month in which the loan is taken. A $50 application fee will be deducted from your
                                      Plan account.
------------------------------------------------------------------------------------------------------------
DAIN RAUSCHER STOCK FUND              You may qualify to transfer up to 100 percent of your Dain Rauscher
DIVERSIFICATION                       Stock fund balance under two different plan options.

                                      -        Rule 1: For shares purchased with pretax contributions made after January 1, 2000, employees can make an election one
                                               time per calendar year to transfer up to 100 percent to any other investment option in the Plan.

                                      -        Rule 2: If you meet certain age and service requirements,
                                               certain funds in your Dain Rauscher Stock Fund holdings may be transferred one time per calendar year to other investment options. The age and service requirements are as follows:
                                      ----------------------------------------------------------------------
                                      AGE REQUIREMENT          SERVICE REQUIREMENT     ANNUAL
                                                                                       DIVERSIFICATION
                                                                                       PERCENT
                                      ----------------------------------------------------------------------
                                      NONE                     15 YEARS                UP TO 25%
                                      ----------------------------------------------------------------------
                                      AGE 50 - 54              10 YEARS                UP TO 25%
                                      ----------------------------------------------------------------------
                                      AGE 55 - 59              NONE                    UP TO 50%

                                      ----------------------------------------------------------------------
                                      AGE 60+                  NONE                    UP TO 100%
                                      ----------------------------------------------------------------------

                                      Under both options, amounts elected to be transferred are sold and reinvested in the funds you select at the current day's closing NAV if you call the Retirement Benefits Helpline by 3 p.m. (or sooner if the markets close early on that day) subject to sale restrictions that may be imposed due to fund liquidity.
------------------------------------------------------------------------------------------------------------
IN-SERVICE DISTRIBUTIONS              While employed, there are four types of in-service
                                      distributions for which you may apply.

                                      HARDSHIP: You can apply for a hardship distribution from a minimum of
                                      $1,000 up to a maximum of your vested after-tax, rollover, matching and profit sharing accounts. A hardship must be used to prevent:

                                      -        Eviction from your principal residence,

                                      -        Foreclosure of the mortgage on your principal residence,

                                      -        Garnishment of your wages,

                                      -        Repossession of your belongings, or

                                      -        Tax levies against you.

                                      AFTER-TAX: You can withdraw up to the total in your after-tax account.
                                      After-tax contributions are no longer allowed by the Plan.

                                      AGE 50 TO 59: If you have been employed by a Dain Rauscher company for at least 10 years, you can take one withdrawal from your profit sharing account between the ages of 50 and 54 and a second between the ages of 55 and 59. Certain limits will apply.

                                      AT OR AFTER AGE 60: A total or partial distribution may be requested for any reason one time per calendar year.
------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS UPON RETIREMENT         A distribution of your vested account balance can first be requested
OR TERMINATION                        after you receive certain required IRS notifications on your rights to distributions. You will typically receive this mailing approximately three weeks following your final date of employment. Distributions of the Dain Rauscher Stock Fund are generally made in shares of Dain
                                      Rauscher stock.

                                      If you have an outstanding loan when you leave Dain Rauscher you must repay your outstanding balance within 90 days of your termination date to avoid a tax liability and potentially a 10 percent premature distribution penalty. To obtain a loan payoff amount call the
                                      Retirement Benefits Helpline.
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RETIREMENT BENEFITS HELPLINE          You can call the Retirement Benefits Helpline at 1-800-258-2715
                                      (612-667-6992 in the Twin Cities metro area) to access information about your account or to initiate transactions.
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PERSONAL IDENTIFICATION NUMBER (PIN)  You can request a new PIN by calling the Retirement Benefits Helpline at 1-800-258-2715 (612-667-6992 in the Twin Cities metro area). A new
                                      PIN will be mailed within two business days. You are also able to change your PIN to one of your choice through the Retirement Benefits
                                      Helpline if you currently have a valid PIN.

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RETIREMENT BENEFITS COMMITTEE         The Dain Rauscher Board of Directors has appointed a seven member employee committee called the Retirement Benefits Committee to oversee plan administration and to select and monitor plan investment options.
                                      The Retirement Benefits Committee consists of the following employees:

                                      -        Ted Ceglia

                                      -        Linda Henderson

                                      -        Mark Orgel

                                      -        Jay Silver

                                      -        Marty Solhaug

                                      -        Richard Wilkins
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BENEFICIARY DESIGNATION               You have the right to name one or more primary beneficiaries to receive the value of your account upon your death. If you are married and name someone other than your spouse as beneficiary, you must provide your spouse's written consent to do so. To change your beneficiary, complete a BENEFICIARY DESIGNATION FORM and return completed form to Wells Fargo.
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RETIREMENT BENEFITS ONLINE INTERNET   In addition to the Retirement Benefits Helpline you can access your
ACCESS                                account online at https://retirementonline.wellsfargo.com/omniweb1.htm.
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